EXHIBIT 99.1

BBCN Bancorp Appoints Dale S. Zuehls to Board of Directors

LOS ANGELES, March 20, 2014 (GLOBE NEWSWIRE) -- BBCN Bancorp, Inc. (Nasdaq:BBCN) today announced the appointment of Dale S. Zuehls to the Board of Directors of the company and its wholly owned subsidiary, BBCN Bank, effective immediately. Qualified as a financial expert under the rules and regulations of the SEC and NASDAQ, Zuehls will serve as a member of the Audit Committee, Business Risk and Compliance Committee and Asset/Liability Committee. This appointment increases the membership of the Board of Directors from nine to 10.

Zuehls, age 63, is a principal of specialty accounting and consulting firm Zuehls, Legaspi & Company and has more than 40 years of experience in areas of complex auditing, accounting, forensic accounting, complex tax issues, performance measurement and related consulting matters. In addition to being a Certified Public Accountant, Zuehls has a Ph.D. in accounting and holds a law degree. He also is Certified in Financial Forensics and Accredited in Business Valuations by the American Institute of Certified Public Accountants, and is a member of the American Certified Fraud Examiners. Previously, Zuehls held various leadership positions at two of the largest public accounting firms. During a nine-year tenure at KPMG, LLP, he served as National Partner-in-Charge of the Class Action Services unit, was a Partner of the Forensic and Litigation Services Group, was Partner-in-Charge of the Exempt Organizations Practice Segment for the West Region and was a Senior Manager in the Banking and Financial Institutions Practice. Prior to KPMG, Zuehls was a Manager at the former Arthur Andersen & Co., most recently in the Banking and Financial Institutions Practice. A recognized expert in complex accounting matters, Zuehls has taught in Ph.D. and Masters' programs at Southern California-based universities and has held seminars on various accounting and tax issues. He serves on the Audit Committee of the largest research foundation at California State University, Los Angeles. Zuehls earned his B.S. degree in accounting at California State University, Los Angeles, his M.A. and Ph.D. degrees from Stafford University in England, and his J.D. degree from Southwestern University School of Law, Los Angeles.

"I am delighted to welcome Dale to our Board of Directors," said Kevin S. Kim, Chairman and Chief Executive Officer. "He brings exceptional audit, accounting, tax and legal experience to our Board at an important inflection point in our journey as we progress with building the strongest and most diversified financial institution serving the Korean-American and other ethnic communities in the United States."

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $6.5 billion in assets as of December 31, 2013. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 49 branches in California, New York, New Jersey, Illinois, Washington and Virginia, along with six loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California and Annandale, Virginia.  BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about future operations and projected full-year financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company's financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

CONTACT: Angie Yang
         SVP, Investor Relations
         213-251-2219
         angie.yang@BBCNbank.com